Registration No. 33-________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          CASEY'S GENERAL STORES, INC.
             (Exact name of registrant as specified in its charter)


             IOWA                                       42-0935283
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                              ONE CONVENIENCE BLVD.
                               ANKENY, IOWA 50021
               (Address of principal executive offices) (Zip Code)


                          CASEY'S GENERAL STORES, INC.
                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)


                                 Ronald M. Lamb
                             Chief Executive Officer
                            One Convenience Boulevard
                               Ankeny, Iowa 50021
                     (Name and address of agent for service)

                                 (515) 965-6100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

                                Proposed          Proposed
Title of                        Maximum           Maximum
Securities     Amount           Offering          Aggregate         Amount of
to be          to be            Price             Offering          Registration
Registered     Registered       Per Share         Price             Fee
-------------------------------------------------------------------------------
Common         200,000
Stock          shares           $13.75*           $2,750,000        $811.25
-------------------------------------------------------------------------------


     * Pursuant to Rule 457(c) and (h), the indicated price is based upon the average ($13-3/4) of the high ($13-7/8) and low ($13-5/8) prices reported on the NASDAQ National Market System as of June 12, 1998.

PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by the Casey's General Stores, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (file no. 0-12788) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement and made a part hereof:

     1. Annual Report on Form 10-K for the fiscal year ended April 30, 1997;

     2.  Quarterly  Report on Form 10-Q for the  fiscal  quarter  ended July 31,
1997;

         3. Current Report on Form 8-K dated November 10, 1997;

     4. Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1997;

         5. Current Report on Form 8-K dated January 7, 1998;

     6. Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1998.

         7. Current Report on Form 8-K dated April 2, 1998; and

     8. "Description of Capital Stock" set forth on pages 17 and 18 of the Prospectus, dated September 11, 1997, included in the Company's Registration Statement on Form S-3D (No. 333-35393).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement relating to the Common Stock offered hereby which indicates that all such Common Stock has been sold or which deregisters all such Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies, supersedes or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the shares of Common Stock offered pursuant to the Non-Employee Directors' Stock Option Plan (the "Directors Option Plan") has been passed upon by Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C. ("Ahlers, Cooney"), 100 Court Avenue, Suite 600, Des Moines, Iowa 50309. Kenneth H. Haynie, a shareholder in Ahlers, Cooney, is a member of the Board of Directors of the Company. To date, Mr. Haynie has received options to purchase an aggregate of 18,000 shares of Common Stock under the Directors Option Plan.
Lawyers with Ahlers, Cooney (including Mr. Haynie) are deemed to beneficially own an aggregate of 83,612 shares of Common Stock.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 490.851 of the Iowa Business Corporation Act ("IBCA") grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Section B of Article X of the Registrant's Restated and Amended Articles of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Section 490.851 of the IBCA, subject to certain limited exceptions including that no such indemnification shall be provided for any proceeding wherein it shall be determined by final judicial decision that such director or officer is liable (i) for a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve any intentional misconduct or knowing violation of the law, (iii) for a transaction from which the director derives an improper personal benefit or (iv) under former Section 496A.44 (comparable to current Section 490.833) of the IBCA related to liability for unlawful distributions.

     Section 490.832 of the IBCA permits corporations to adopt a provision in the articles of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director of the corporation to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Section A of Article X of the Registrant's Restated and Amended Articles of Incorporation eliminates the personal liability of each director except for liability (i) for a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve any intentional misconduct or knowing violation of the law,
(iii) for a transaction from which the director derives an improper personal benefit or (iv) under former Section 496A.44 (comparable to current Section 490.833) of the IBCA related to liability for unlawful distributions.

     Section B of Article X further provides that the Registrant may, but is not required to, maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant against any expense, liability or loss whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the IBCA. The Registrant carries standard directors' and officers' liability coverage for its directors and officers. Subject to certain limitations, the policy reimburses the Registrant for liabilities indemnified under Article X and indemnifies directors and officers against additional liabilities not indemnified under Article X.

     The foregoing statements are subject to the detailed provisions of Sections 490.832, 490.833 and 490.851 of the IBCA and Article X of the Registrant's Restated and Amended Articles of Incorporation, as applicable.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

     The list of Exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

         ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
(a)(1)(i) and (a)(1)(ii) do not apply if the
     information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement; (2) that, for purposes of determining any liability under the Act, each post-effective amendment to this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ankeny, State of Iowa, on May 12, 1998.

                                         CASEY'S GENERAL STORES, INC.



May 12, 1998                            By       /s/ Ronald M. Lamb
------------------                               -----------------------------
Date                                             Ronald M. Lamb,
                                                 Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Date:   May 12, 1998                       By:   /s/ Ronald M. Lamb
                                                 --------------------------
                                                 Ronald M. Lamb
                                                 Chief Executive Officer and
                                                 President, Director
                                                 (Principal Executive Officer)


Date:   May 12, 1998                       By:    /s/ Donald F. Lamberti
                                                  --------------------------
                                                  Donald F. Lamberti
                                                  Chairman of the Executive
                                                  Committee, Director


Date: May 12, 1998                         By:    /s/ Douglas K. Shull
                                                  --------------------------
                                                  Douglas K. Shull, Treasurer,
                                                  Director (Principal
                                                  Financial Officer and
                                                  Principal Accounting Officer)


Date: May 12, 1998                         By:    /s/ John G. Harmon
                                                  ----------------------------
                                                  John G. Harmon
                                                  Corporate Secretary, Director


Date:  June 3, 1998                        By:    /s/ Kenneth H. Haynie
                                                  -----------------------------
                                                  Kenneth H. Haynie
                                                  Director

Date:  June 2, 1998                        By:    /s/ John R. Fitzgibbon
                                                  -----------------------------
                                                  John R. Fitzgibbon
                                                  Director


Date:  May 14, 1998                        By:    /s/ Patricia Clare Sullivan
                                                  -----------------------------
                                                  Patricia Clare Sullivan
                                                  Director


Date:  May 26, 1998                        By:    /s/ John P. Taylor
                                                  -----------------------------
                                                  John P. Taylor
                                                  Director

                          CASEY'S GENERAL STORES, INC.
                         FORM S-8 REGISTRATION STATEMENT
                                  EXHIBIT INDEX

         EXHIBIT NO.             DESCRIPTION
         ------------            -----------

         4.2                     Rights  Agreement  dated  as of June  14,  1989
                                 between Casey's General Stores, Inc. and United
                                 Missouri  Bank of Kansas City,  N.A., as Rights
                                 Agent, relating to Common Share Purchase Rights
                                 (a) and amendments thereto (b), (c), (d)

         5                       Opinion of Ahlers, Cooney,
                                 Dorweiler, Haynie, Smith & Allbee, P.C.
                                 regarding legality of shares issued under the Non-Employee Directors' Stock Option Plan

         10.27                   Non-Employee Directors' Stock Option Plan (e)

         23(a)                   Consent of Ahlers, Cooney,
                                 Dorweiler, Haynie, Smith & Allbee, P.C., included in their opinion filed as Exhibit 5

         23(b)                   Consent of KPMG Peat Marwick LLP


---------------------------

(a) Incorporated by reference from the Registration Statement on Form 8-A (0-12788) filed on June 19, 1989.

(b)  Incorporated  by  reference  from  the  Form  8  (Amendment  No.  1 to  the
Registration  Statement  on Form 8-A filed June 19,  1989) filed  September  10,
1990.

(c) Incorporated by reference from the Form 8-A/A (Amendment No. 3 to the Registration Statement on Form 8-A filed June 19, 1989) filed March 30, 1994.

(d) Incorporated by reference from the Form 8-A12G/A (Amendment No. 2 to the Registration Statement on Form 8-A filed June 19, 1989) filed July 29, 1994.

(e) Incorporated by reference from the Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1994.